Exhibit 10.15

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EQUITY PLEDGE AGREEMENT

THIS EQUITY PLEDGE AGREEMENT (this “Agreement”) is entered into by and between the following parties on June 19, 2019 in Shanghai, the People’s Republic of China (the “PRC”, solely for the purposes of this Agreement, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and the islands of Taiwan):

Party A:

Shanghai Aihui Trading Co., Ltd. (the “Pledgee”), a wholly foreign owned enterprise duly incorporated and validly existing under the laws of the PRC with its Uniform Social Credit Code of 913100000512489464;

Party B:	SHEN Haichen (the “Pledgor”), a PRC citizen with Identification No. of ***; and

Party C:	Shenzhen Lvchuang Network Technology Co., Ltd., a limited liability company duly incorporated and validly existing under the laws of the PRC with its Uniform Social Credit Code of 9144030058272928X4.

Each of the parties listed above is referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, the Pledgor is the shareholder of Party C and as the date hereof, holds 100% of the equity interests of Party C, representing RMB20,000,000.00 in the registered capital of Party C. Party C acknowledges the respective rights and obligations of the Pledgor and the Pledgee under this Agreement, and intends to provide necessary assistance in registering the Pledge (as defined below).

The Pledgee is a wholly foreign owned enterprise registered in the PRC. The Pledgee, the Pledgor and Party C have entered into a series of Transaction Documents (as defined below).

To ensure the performance of the Contract Obligations (as defined below) and the payments of the Secured Indebtedness (as defined below), the Pledgor hereby pledges all of the equity interest of Party C held by him/her/it to the Pledgee as security.

NOW, THEREFORE, in consideration of the foregoing recitals and mutual discussion, the Parties hereby agree as follows:

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1.	Definitions

Unless otherwise provided herein, the following terms shall have the meanings ascribed to them below:

(1)

“Pledge” means the security interest granted by the Pledgor to the Pledgee pursuant to Section 2 of this Agreement, i.e., the right of the Pledgee to be paid in priority with the Equity Interest based on the monetary valuation that such Equity Interest is converted into or from the proceeds from the auction or sale of the Equity Interest.

(2)	“Equity Interest” means all of the equity interest of Party C lawfully currently held and hereafter acquired by the Pledgor.

(3)	“Term of Pledge” means the term set forth in Section 3 of this Agreement.

(4)

“Transaction Documents” means the Exclusive Business Cooperation Agreement entered into by and between Party C and the Pledgee on [June 19, 2019] (the “Exclusive Business Cooperation Agreement”), the Exclusive Option Agreement entered into by and among Party C, the Pledgee and the Pledgor on [June 19, 2019] (the “Exclusive Option Agreement”), Power of Attorney executed by the Pledgor on [June 19, 2019] (the “Power of Attorney”) and any modification, amendment and restatement to the aforementioned documents.

(5)

“Contract Obligations” means all the obligations of the Pledgor under the Exclusive Option Agreement, the Power of Attorney and this Agreement; all the obligations of Party C under the Exclusive Business Cooperation Agreement, the Exclusive Option Agreement and this Agreement.

(6)

“Secured Indebtedness” means all the direct, indirect and derivative losses and losses of anticipated profits, suffered by the Pledgee, incurred as a result of any Event of Default. The amount of such loss shall be calculated in accordance with the reasonable business plan and profit forecast of the Pledgee, the consulting and service fees payable to the Pledgee under the Exclusive Business Cooperation Agreement, all expenses occurred in connection with enforcement by the Pledgee of the Pledgor’s or Party C’s Contract Obligations and etc.

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(7)	“Event of Default” means any of the circumstances set forth in Section 7 of this Agreement.

(8)	“Notice of Default” the notice issued by the Pledgee in accordance with this Agreement declaring an Event of Default.

2.	Pledge

2.1

The Pledgor agrees to pledge all the Equity Interest as security for Pledgor’s and the Party C’s performance of the Contract Obligations and payment of the Secured Indebtedness under this Agreement. Party C hereby assents that the Pledgor pledges the Equity Interest to the Pledgee pursuant to this Agreement.

2.2

During the Term of Pledge, the Pledgee is entitled to receive dividends distributed on the Equity Interest. The Pledgor may receive dividends distributed on the Equity Interest only with prior written consent of the Pledgee. Dividends received by the Pledgor on Equity Interest after the deduction of individual income tax paid by the Pledgor shall be, as required by the Pledgee, (a) deposited into an account designated and supervised by the Pledgee and used to secure the Contract Obligations and pay the Secured Indebtedness prior and in preference to making any other payment; or (b) unconditionally donated to the Pledgee or any other person designated by the Pledgee to the extent permitted under the applicable PRC laws.

2.3

The Pledgor may subscribe for increased capital of Party C only with prior written consent of the Pledgee. Any equity interest obtained by the Pledgor as a result of the Pledgor’s subscription of the increased registered capital of Party C shall also be deemed as Equity Interest.

2.4

In the event that Party C is required to be liquidated or dissolved by the PRC laws, any interest distributed to the Pledgor upon Party C’s dissolution or liquidation shall be, upon the request of the Pledgee and extent permitted under the applicable PRC laws, (a) deposited into an account designated and supervised by the Pledgee and used to secure the Contract Obligations and pay the Secured Indebtedness prior and in preference to make any other payment; or (b) unconditionally donated to the Pledgee or any other person designated by the Pledgee to the.

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3.	Term of Pledge

3.1

The Pledge shall become effective from date when both parties execute this Agreement. The Pledge shall remain effective until all Contract Obligations have been fully performed and all Secured Indebtedness has been fully paid. The Pledgor and Party C shall (1) register the Pledge in the shareholders’ register of Party C within the time required by the Pledgee according to the Pledgee’s request, and (2) submit an application to the relevant administration of industry and commerce (the “AIC”) for the registration of the Pledge of the Equity Interest contemplated herein within the time required by the Pledgee according to the Pledgee’s request. The parties covenant that for the purpose of registration of the Pledge, the parties hereto and all other shareholders of Party C shall submit to the AIC this Agreement or an equity interest pledge contract in the form required by the AIC at the location of Party C which shall truly reflect the information of the Pledge hereunder (the “AIC Pledge Contract”). For matters not specified in the AIC Pledge Contract, the Parties shall be bound by the provisions of this Agreement. The Pledgor and Party C shall submit all necessary documents and complete all necessary procedures, as required by the relevant PRC laws and regulations and the competent AIC, to ensure that the Pledge of the Equity Interest shall be registered with the AIC as soon as possible after submission for filing.

3.2

During the Term of Pledge, in the event that the Pledgor or Party C fails to perform the Contract Obligations or pay Secured Indebtedness, the Pledgee shall have the right, but not the obligation, to enforce the Pledge in accordance with the terms and conditions of this Agreement.

4.	Escrow of Pledge Records

According to the Pledgee’s request, the Pledgor shall deliver to the Pledgee the capital contribution certificate for the Equity Interest and the shareholders’ register containing the Pledge within the time required by the Pledgee, which shall be held in escrow by the Pledgee during the entire Term of Pledge.

5.	Representations and Warranties of the Pledgor and Party C

The Pledgor and Party C hereby represent and warrant to the Pledgee, jointly and severally, as of the date of this Agreement, that:

(1)	The Pledgor is the exclusive legal and beneficial owner of the Equity Interest.

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(2)	The Pledgee is entitled to dispose of and transfer the Equity Interest in accordance with the terms and conditions hereunder.

(3)	Except for the Pledge, the Pledgor has not placed any security interest or other encumbrance on the Equity Interest.

(4)

The Pledgor and Party C have obtained any and all approvals and consents from the applicable government authorities and third parties (if required) for the execution, delivery and performance of this Agreement.

(5)

The execution and delivery of this Agreement or any Transfer Contracts and the obligations under this Agreement or any Transfer Contracts shall not: (a) result in any violation of any applicable PRC laws; (b) be in conflict with the articles of association, bylaws or other constitutional documents of Party C; (c) result in the violation of any contract or instrument to which either of them is a party or is bound by, or constitute any breach under any contracts or instruments to which either of them is a party or is bound by; (d) result in any violation of any condition for the grant or continuous effectiveness of any licenses or permits issued to either of them; or (e) result in the suspension or revocation of or imposition of additional conditions to any licenses or permits issued to either of them.

6.	Covenants of the Pledgor and Party C

6.1	The Pledgor and Party C hereby jointly and severally covenant to the Pledgee that, during the term of this Agreement:

(1)

Without the prior written consent of the Pledgee, the Pledgor shall not transfer the Equity Interest, place or permit the existence of any security interest or other encumbrance on the Equity Interest or any portion thereof, except for the performance of the Transaction Documents and this Agreement;

(2)

The Pledgor and Party C shall comply with the provisions of all laws and regulations applicable to the pledge of rights, and within five (5) days of receipt of any notice, order or recommendation issued or prepared by the competent authorities regarding the Pledge, shall present the aforementioned notice, order or recommendation to the Pledgee, and shall comply with the aforementioned notice, order or recommendation or submit objections and representations with respect to the aforementioned matters upon the Pledgee’s reasonable request or upon consent of the Pledgee;

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(3)

The Pledgor and Party C shall promptly notify the Pledgee of any event or notice received by the Pledgor that may have an impact on the Pledgee’ right to the Equity Interest or any portion thereof, as well as any event or notice received by the Pledgor that may have an impact on any warranty and other obligation of the Pledgor arising out of this Agreement.

(4)	Party C shall complete the registration procedures for the extension of the operation term within three (3) months prior to the expiration of such term to maintain the validity of this Agreement.

(5)

With respect to any additional capital contribution by the Pledgor in Party C or acquisition of any equity interest in Party C after the date hereof, the Pledgor and Party C shall (a) register the Pledge in the shareholders’ register of Party C within the time required by the Pledgee according to the Pledgee’s request, and (b) submit an application to the AIC for the registration of the Pledge of the d Equity Interest contemplated herein within the time required by the Pledgee according to the Pledgee’s request.

6.2

The Pledgor agrees that the rights acquired by the Pledgee in accordance with this Agreement with respect to the Pledge shall not be interrupted or harmed by the Pledgor or any heirs or representatives of the Pledgor or any other persons through any legal proceedings.

6.3

To protect or perfect the security interest granted by this Agreement for the Contract Obligations and Secured Indebtedness, the Pledgor hereby undertakes to execute in good faith and to cause other parties who have an interest in the Pledge to execute all certificates, agreements, deeds and/or covenants required by the Pledgee. The Pledgor also undertakes to perform and to cause other parties who have an interest in the Pledge to perform actions required by the Pledgee, to facilitate the exercise by the Pledgee of its rights and authority granted thereto by this Agreement, and to enter into all relevant documents regarding ownership of Equity Interest with the Pledgee or designee(s) of the Pledgee. The Pledgor undertakes to provide the Pledgee within a reasonable time with all notices, the orders and decisions regarding the Pledge that are required by the Pledgee.

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6.4

The Pledgor hereby undertakes to comply with and perform all guarantees, promises, agreements, representations and conditions under this Agreement. In the event of failure or partial performance of its guarantees, promises, agreements, representations and conditions, the Pledgor shall indemnify the Pledgee for all losses resulting therefrom.

7.	Event of Breach

7.1	The following circumstances shall be deemed an Event of Default:

(1)	The Pledgor’s any breach to any obligations under the Transaction Documents or this Agreement.

(2)	Party C’s any breach to any obligations under the Transaction Documents or this Agreement.

7.2

Upon notice or discovery of the occurrence of any circumstances or event that may lead to the aforementioned circumstances described in Section 7.1, the Pledgor and Party C shall immediately notify the Pledgee in writing accordingly.

7.3

Unless an Event of Default has been successfully resolved to the Pledgee’s satisfaction within twenty (20) days after the Pledgee delivers a notice to the Pledgor or Party C requesting ratification of such Event of Default, the Pledgee may issue a Notice of Default to the Pledgor in writing at any time thereafter, demanding the Pledgor to immediately enforce the Pledge in accordance with the provisions of Section 8.

8.	Enforcement of the Pledge

8.1	The Pledgee shall issue a written Notice of Default to the Pledgor when it enforces the Pledge.

8.2

Subject to the provisions of Section 7.3, the Pledgee may exercise the right to enforce the Pledge at any time after the issuance of the Notice of Default in accordance with Section 8.1. Once the Pledgee elects to enforce the Pledge, the Pledgor shall cease to be entitled to any rights or interests associated with the Equity Interest.

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8.3

After the Pledgee issues a Notice of Default to the Pledgor in accordance with Section 8.1, the Pledgee may exercise any remedy measure under the applicable PRC laws, the Transaction Documents and this Agreement, including but not limited to being compensated in priority with the Equity Interest based on the monetary valuation that such Equity Interest is converted into or from the proceeds from the auction or sale of the Equity Interest. The Pledgee shall not be liable for any loss incurred by its duly exercise of such rights and powers.

8.4

The proceeds from the exercise of the Pledge by the Pledgee shall be used to pay for taxes and expenses incurred as a result of disposing the Equity Interest and to perform Contract Obligations and pay the Secured Indebtedness to the Pledgee prior and in preference to any other payment. After the payment of the aforementioned amounts, the remaining balance shall be returned to the Pledgor or any other person who have rights to such balance under applicable laws or be deposited to the local notary public office where the Pledgor resides, with all expenses incurred being borne by the Pledgor. To the extent permitted under the applicable PRC laws, the Pledgor shall unconditionally donate the aforementioned proceeds to the Pledgee or any other person designated by the Pledgee.

8.5

The Pledgee may exercise any remedy measure available simultaneously or in any order. The Pledgee may exercise the right to being paid in priority with the Equity Interest based on the monetary valuation that such Equity Interest is converted into or from the proceeds from the auction or sale of the Equity Interest under this Agreement, without exercising any other remedy measure first.

8.6	The Pledgee shall be entitled to designate an attorney or other representatives to enforce the Pledge on its behalf, and the Pledgor or Party C shall not raise any objection to such designation.

8.7

When the Pledgee disposes of the Pledge in accordance with this Agreement, the Pledgor and Party C shall provide the necessary assistance to enable the Pledgee to enforce the Pledge in accordance with this Agreement.

9.	Terms of Agreement

9.1	This Agreement is executed by the Parties on the date first above written and shall take effect as of such date.

9.2

Upon the fulfillment of all Contract Obligations and the full payment of all Secured Indebtedness by the Pledgor and Party C, the Pledgee shall release the Pledge under this Agreement upon the Pledgor’s request as soon as reasonably practicable and shall assist the Pledgor in de-registering the Pledge from the shareholders’ register of Party C and with the AIC.

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9.3	The rights and obligations of the Parties under Sections 10, 11, 13 and this Section 9.3 shall survive the termination of this Agreement.

10.	Governing Law and Resolution of Disputes

10.1	The execution, effectiveness, interpretation, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the PRC laws.

10.2

In the event of any dispute with respect to the interpretation and performance of the provisions of this Agreement, the Parties shall negotiate in good faith to resolve the dispute. In the event the Parties fail to reach an agreement on the resolution of such a dispute within thirty (30) days after any Party’s request for resolution of the dispute through negotiations, any Party may submit the relevant dispute to the Shanghai Arbitration Commission for arbitration, in accordance with its then-effective arbitration rules. The language used during arbitration shall be Chinese. The arbitration award shall be final and binding on both Parties.

10.3

Upon the occurrence of any disputes arising from the interpretation and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

11.	Liability of Breach and Indemnification

11.1

If the Pledgor or Party C conducts any material breach of any term of this Agreement, Party A shall have the right to terminate this Agreement and require the Pledgor or Party C to indemnify all damages; this Section 11.1 shall not prejudice any other rights of Party A herein.

11.2	Unless otherwise required by the applicable laws, Party B or Party C shall not have any right to terminate this Agreement in any event.

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12.	Notices

12.1

All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, commercial courier service, facsimile transmission or email to the address of such Party set forth below. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

(1)	Notices given by personal delivery, courier service or registered mail, shall be deemed effectively given on the date of delivery or refusal at the address specified for notices.

(2)	Notices given by facsimile transmission or email shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

12.2	For the purpose of notices, the addresses of the Parties are as follows:

If to:	Party A
Address:	12th Floor, No.433 Songhu Road, Yangpu District, Shanghai
Attn:	***
Phone:	***

If to:	Party B
Address:	Room 302, No. 80, Lane 99, Wanding Road, Minhang District, Shanghai
Attn:	***
Phone:	***

If to:	Party C
Address:	Room 602, Qilong Center, Building 20, Guangqian Village Industrial Zone, Taoyuan Street, Nanshan District, Shenzhen
Attn:	Shenzhen Lvchuang Network Technology Co., Ltd.
Phone:	***

12.3	Any Party may at any time change its address for notices by a notice delivered to the other Party in accordance with the terms hereof.

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13.	Confidentiality

The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged among the Parties in connection with the preparation and performance of this Agreement shall be regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without the written consent of the other Parties, it shall not disclose any relevant confidential information to any third party, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws, regulations, stock exchange regulations or orders of the court or other governmental authorities; or (c) is required to be disclosed by any Party to its shareholders, directors, employees, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, directors, employees, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Any unauthorized disclosure of confidential information by the shareholders, director, employees of or agencies engaged by any Party shall be deemed as unauthorized disclosure of such confidential information by such Party and such Party shall be liable for breach of this Agreement.

14.	Assignment

14.1	Without the Pledgee’s prior written consent, the Pledgor and Party C shall not have the right to assign or delegate their rights and obligations under this Agreement.

14.2	This Agreement shall be binding on the Pledgor and his/her/it successors and permitted assigns, and shall be valid with respect to the Pledgee and each of its successors and assigns.

14.3

At any time, the Pledgee may assign any and all of its rights and obligations under the Transaction Documents and this Agreement to its designee(s), in which case the assigns shall have the rights and obligations of the Pledgee under the Transaction Documents and this Agreement, as if it were the original party to the Transaction Documents and this Agreement.

14.4

In the event of change of the Pledgee due to assignment, the Pledgor and Party C shall, at the request of the Pledgee, execute a new pledge agreement with the new pledgee on the same terms and conditions as this Agreement, and register the same with the competent AIC.

14.5

The Pledgor and Party C shall strictly comply wity the provisions of this Agreement and other contracts jointly or separately executed by the Parties hereto or any of them, including the Transaction Documents, perform the obligations hereunder and thereunder, and refrain from any action and omission that may affect the effectiveness and enforceability thereof. Any remaining rights of the Pledgor with respect to the Equity Interest pledged hereunder shall not be exercised by the Pledgor except in accordance with the written instructions of the Pledgee.

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15.	Fees and Expenses

All fees and out of pocket expenses relating to this Agreement, including but not limited to legal costs, costs of production, stamp tax and any other taxes and fees, shall be borne by Party C.

16.	Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any aspect. The Parties shall negotiate in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

17.	Amendments and Supplements

Any amendments and supplements to this Agreement shall be in writing. The amendment agreements and supplementary agreements that have been signed by the Parties and that relate to this Agreement shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

18.	Language and Counterparts

This Agreement is written in both Chinese and English language and executed in four (4) copies, and each Party shall have one (1) copy with equal legal validity, and the remaining one (1) copy shall be used for registration. In case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

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IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Agreement as of the date first above written.

Party A:	Shanghai Aihui Trading Co., Ltd. (Seal)

/s/ Shanghai Aihui Trading Co., Ltd.

	By:	/s/ CHEN Xuefeng
	Name:	CHEN Xuefeng
	Title:	Legal Representative

Party B:	SHEN Haichen

	By:	/s/ SHEN Haichen

Party C:	Shenzhen Lvchuang Network Technology Co., Ltd. (Seal)

/s/ Shenzhen Lvchuang Network Technology Co., Ltd.

	By:	/s/ SHEN Haichen
	Name:	SHEN Haichen
	Title:	Legal Representative

Signature Page to Equity Pledge Agreement